UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the Fiserv, Inc. Board of Directors approved the following fee schedule for non-employee directors effective on April 6, 2005:

1. Annual fee of $35,000 (an additional $20,000 for the Chairman of the Board and $5,000 for other committee chairpersons),

2. $2,000 for attendance at each board meeting and $500 for attendance at telephonic board meetings and

3. $1,500 for attendance at each committee meeting ($2,000 for the chairperson).

In addition, upon election to each new three-year term, each outside Director is granted on an annual basis, non-qualified stock options to acquire, at an exercise price equal to the fair market value of a share of Common Stock on the date of grant, shares of Common Stock of the Company equivalent to $135,000 of face value (number of options multiplied by fair market value of a share of Common Stock at grant date). Annually, each outside director will be granted a total aggregate amount of restricted stock equivalent to $40,000 of face value (number of shares of restricted stock multiplied by fair market value of stock on date of grant). The options and restricted stock granted vest 20% per year and the options expire 10 years from the date of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: February 17, 2005	By:	/s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary